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                                                                 EXHIBIT 23.1

                          Templeton & Company, P.A.
                         Certified Public Accountants
                        540 Royal Palm Beach Boulevard
                       Royal Palm Beach, Florida 33411
                             --------------------
                                (561) 798-9988
                              Fax (561) 798-4053


                      CONSENT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Shareholders
Sforza Enterprises Inc.

We consent to the inclusion in this registration statement on Form SB-2 of our report dated March 28, 1997, except for notes 2 and 9, as to which the date is November 3, 1997, on audits of the consolidated financial statements of Sforza Enterprises, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                        /s/ Templeton & Company, P.A.
                                        -----------------------------
                                            Templeton & Company, P.A.

Royal Palm Beach Florida
November 6, 1997